JOINT FILERS’ SIGNATURES

GRACE SOFTWARE CROSS FUND HOLDINGS, LLC

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT ASSOCIATES XI, LTD.

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, L.P.
By: Insight Associates XI, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS PUBLIC EQUITIES MASTER FUND, L.P.

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS PUBLIC EQUITIES GP, LLC

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE MANAGEMENT, LLC

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date: 10/28/2021
Name:	Andrew Prodromos
Title:	Authorized Officer